UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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Everbridge, Inc.

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Everbridge Comments on Proxy Advisor Recommendations

Glass Lewis Recommends a Vote “FOR” All of Everbridge’s Director Nominees

ISS Rejects Ancora’s Demands to Withhold Votes from Richard D’Amore and Kent Mathy

Everbridge Urges Shareholders to Vote “FOR” All of the Company’s Experienced and Highly Qualified Director Nominees to Support Initiatives Underway to Create Value

BURLINGTON, Mass., May 9, 2022 – Everbridge, Inc. (NASDAQ: EVBG), the global leader in critical event management (CEM) and national public warning solutions, issued the following statement regarding the reports issued by proxy advisory firms Glass Lewis & Co. (“Glass Lewis”) and Institutional Shareholder Services (“ISS”):

We welcome Glass Lewis’ recommendation that shareholders vote “FOR” all of our experienced and highly qualified director nominees.

We also appreciate ISS’s recommendations that shareholders vote “FOR” each of Richard D’Amore, Alison Dean, David Henshall, Kent Mathy, Simon Paris and Sharon Rowlands. We agree with ISS’s view that the execution of the Board’s strategic initiatives to enhance value, combined with the identification of a new CEO, has the potential to restore value for the benefit of all shareholders. We also note ISS’s statement that Ancora’s objective of an immediate sale may not be consistent with the interests of long-term shareholders.

However, we strongly disagree with elements of ISS’s report, notably the recommendation to withhold from selected directors due to challenges associated with the integration of assets that we acquired in 2021 and the departure of our former CEO, which have both impacted our valuation. Everbridge has a track record of successful acquisitions that have expanded our product portfolio and geographic reach. We believe the acquisitions in 2021 were strategic and will increasingly contribute to Everbridge’s business over the long-term. In the face of challenges that emerged at the end of 2021, the Board – led by Jaime Ellertson as Chair and Bruns Grayson as Lead Independent Director – acted expeditiously to conduct a comprehensive review of strategy and outline clear actions to improve the Company’s go-forward trajectory, as well as execute against the Board’s CEO succession plan. More importantly, Messrs. Ellertson and Grayson are critical to the formulation, execution and oversight of the operational and strategic initiatives currently underway to enhance shareholder value and improve optionality.

Finally, the Board has an established track record of Board refreshment, with four of eight directors added in the past four years. The Board is also heavily focused on incorporating diverse perspectives into senior leadership and the boardroom. For instance, 50% of our senior executives are from racially or ethnically diverse backgrounds and 33% are women, while 25% of our directors are women. The Nominating and Corporate Governance Committee has initiated a process to identify and appoint a director who is racially and/or ethnically diverse prior to the 2023 Annual Meeting of Shareholders.

We believe that a vote “FOR” all Everbridge director nominees will help retain a board that is highly qualified and possesses the proper balance of relevant business and industry experience, a range of both fresh and long-term perspectives, and is critical to the stability of the business and the success of our operational initiatives underway. We believe our execution of these initiatives will enhance standalone value and improve optionality.

Ancora’s campaign to withhold votes from our directors in support of its sole objective of an immediate sale at a valuation trough is an attempt to impede the Board’s ability to exercise strategic optionality in the best interests of all shareholders, without the potential benefit of our value-enhancing initiatives. Furthermore, it targets directors with key historical perspectives and business and industry experience that is critical to the success of our current initiatives.

Everbridge encourages shareholders to support the Company’s experienced and highly qualified Board by voting their proxy card “FOR” each of the nominees – Richard D’Amore, Alison Dean, Jaime Ellertson, Bruns Grayson, David Henshall, Kent Mathy, Simon Paris, Sharon Rowlands.

Everbridge shareholders who need assistance in voting their shares can call our proxy solicitor, Georgeson, 800-561-2871 (toll-free).

About Everbridge, Inc.

Everbridge, Inc. (NASDAQ: EVBG) is a global software company that provides enterprise software applications that automate and accelerate organizations’ operational response to critical events in order to Keep People Safe and Organizations Running™. During public safety threats such as active shooter situations, terrorist attacks or severe weather conditions, as well as critical business events including IT outages, cyber-attacks, product recalls or supply-chain interruptions, over 6,100 customers in 76 countries rely on the Company’s Critical Event Management Platform to quickly and reliably aggregate and assess threat data, locate people at risk and responders able to assist, automate the execution of pre-defined communications processes through the secure delivery to over 100 different communication modalities, and track progress on executing response plans. For more information, visit www.everbridge.com, read the company blog, and follow on Twitter and Facebook.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the anticipated opportunity and trends for growth in our critical communications and enterprise safety applications and our overall business, our market opportunity, our expectations regarding sales of our products, our goal to maintain market leadership and extend the markets in which we compete for customers, and anticipated impact on financial results. These forward-looking statements are made as of the date of this press release and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. These risks and uncertainties include, but are not limited to, the ability of our products and services to perform as intended and meet our customers’ expectations; our ability to successfully integrate businesses and assets that we may acquire; our ability to attract new customers and retain and increase sales to existing customers; our ability to increase sales of our Mass Notification application and/or ability to increase sales of our other applications; developments in the market for targeted and contextually relevant critical communications or the associated regulatory environment; our estimates of market opportunity and forecasts of market growth may prove to be inaccurate; we have not been profitable on a consistent basis historically and may not achieve or maintain profitability in the future; the lengthy and unpredictable sales cycles for new customers; nature of our business exposes us to inherent liability risks; our ability to attract, integrate and retain qualified personnel; our ability to maintain successful relationships with our channel partners and technology partners; our ability to manage our growth effectively; our ability to respond to competitive pressures; potential liability related to privacy and security of personally identifiable information; our ability to protect our intellectual property rights, and the other risks detailed in our risk factors discussed in filings with the SEC, including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on February 25, 2022. The forward-looking statements included in this press release represent our views as of the date of this press release. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Additional Information and Where to Find It

Everbridge filed a definitive proxy statement and a form of associated proxy card with the U.S. Securities and Exchange Commission (the “SEC”) on April 8, 2022 in connection with the solicitation of proxies for the 2022 Annual Meeting of Shareholders (the “Proxy Statement” and such meeting, the “2022 Annual Meeting”). Details concerning the nominees of the Everbridge Board of Directors for election at the 2022 Annual Meeting are included in the Proxy Statement. SHAREHOLDERS OF EVERBRIDGE ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING PROXY CARD AND ANY OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders are able to obtain a copy of the Proxy Statement and other documents filed by Everbridge free of charge from the SEC’s website, www.sec.gov. Copies are also available at no charge on the Everbridge website at https://ir.everbridge.com/sec-filings.

Certain Information Regarding Participants

Everbridge, its directors and certain of its executive officers are participants in the solicitation of proxies from shareholders in respect of the 2022 Annual Meeting. Information regarding the names of Everbridge directors and executive officers and their respective interests in Everbridge by security holdings or otherwise is set forth the Proxy Statement. To the extent holdings of such participants in Everbridge securities have changed since the amounts described in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC or will be filed within the time period specified by Section 16 of the Securities Exchange Act of 1934, as amended, and the regulations thereunder.

All Everbridge products are trademarks of Everbridge, Inc. in the USA and other countries. All other product or company names mentioned are the property of their respective owners.

Investor Contact:

Nandan Amladi

Everbridge

nandan.amladi@everbridge.com

617-665-7197

Media Contact:

Jeff Young

Everbridge

jeff.young@everbridge.com

781-859-4116

Proxy Solicitor:

Ed Greene

Georgeson

egreene@georgeson.com

212-805-7303